UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois 60191
(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 6, 2026, AAR CORP. (the “Company”) announced a change to its operating segments and the wind-down of its Commercial Programs business.

During the fourth quarter of fiscal 2026, our chief operating decision maker (“CODM”) implemented changes in how he organizes the business, allocates resources, and assesses performance. Specifically, the business units within our Integrated Solutions segment have been realigned, resulting in the following changes:

•	Combine our Government Programs activities and our Mobility business, previously reported as Expeditionary Services, into a new operating segment named Government Solutions;
•	Re-position our software platform, including Trax and Airinmar, to our Repair & Engineering segment, which is renamed Repair, Engineering, and Software; and
•	Legacy Commercial Programs, the remaining business unit within the Integrated Solutions segment, will be separately reported as its own operating segment.

Beginning with the fourth quarter of fiscal 2026, we will report under this new structure using the following four operating segments:

•	Parts Supply, primarily consisting of distribution of new parts and sales of used serviceable material, including aircraft, engine and airframe parts and components;
•	Repair, Engineering, and Software, primarily consisting of our maintenance, repair, and overhaul services across airframes, or Airframe MRO, and components, or Component MRO, and our software platform, including Trax and Airinmar;
•	Government Solutions, primarily consisting of our fleet management and operations of customer-owned aircraft, customized performance-based supply chain logistics programs in support of the U.S. Department of Defense, the U.S. Department of State and foreign governments and activities supporting the movement of equipment and personnel by the U.S. and foreign governments with sales derived from the engineering, design, integration, manufacture, and repair of pallets, shelters, and containers; and
•	Legacy Commercial Programs, primarily consisting of power-by-the-hour and repair-by-the-hour component pool and repair support and consumable and expendable inventory programs for commercial airlines.

These changes will be initially reflected in our consolidated financial statements in our Annual Report on Form 10-K for the year ending May 31, 2026.

The Company is issuing this Current Report on Form 8-K to provide investors with segment summary historical financial information that is consistent with its new operating segment structure. The schedules in Exhibit 99.1 furnished with this Current Report on Form 8-K provide certain recast historical unaudited summary financial information under our new operating segment structure for fiscal years 2024 and 2025 and for certain previously reported quarters in fiscal years 2025 and 2026. Copies of the Company’s related press release and supplemental slide presentation are furnished hereto as Exhibit 99.2 and Exhibit 99.3, respectively.

The information included in this Current Report on Form 8-K in no way amends or restates the Company's previously reported consolidated financial statements for any period and is presented for information purposes only. It does not change the Company's previously reported total assets, liabilities or shareholders' equity or its reported net income (loss) or earnings (loss) per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in operating segments as described above. This information should be read in conjunction with the Company's previously filed reports.

Exhibit 99.1 includes non-GAAP historical unaudited summary financial information under our new operating segment structure for certain quarters in fiscal years 2025 and 2026. Adjusted sales, adjusted operating income, adjusted operating margin, adjusted EBITDA, and adjusted EBITDA margin are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our core operating performance unaffected by the impact of certain items that management does not believe are indicative of our ongoing and core operating activities. These non-GAAP financial measures also provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The information in this Item 7.01 and Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	AAR CORP. Unaudited Summary Financial Information by Segment
99.2	Press Release issued by AAR CORP. dated May 6, 2026
99.3	Slide Presentation issued by AAR CORP. dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026
AAR CORP.

By:
/s/ DYLAN WOLIN
Dylan Wolin
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)